Exhibit 10.3

FORM OF ADVISORY FEE WAIVER AGREEMENT

BAIN CAPITAL SPECIALTY FINANCE, INC.

THIS AGREEMENT is hereby made as of October [  ], 2016 (the “Agreement”) between Bain Capital Specialty Finance, Inc., a Delaware corporation (the “Company”), and BCSF Advisors, LP, a Delaware limited partnership (the “Advisor”).

WHEREAS, the Advisor has been appointed the investment adviser of the Company pursuant to an Investment Advisory Agreement, by and between the Company and the Advisor (the “Advisory Agreement”);

WHEREAS, the Company has furnished to investors a Private Placement Memorandum, dated June 2016 (the “Private Placement Memorandum”), for the purposes of providing such investors with certain information about an investment in the Company;

WHEREAS, the Company and the Advisor desire to enter into the arrangements described herein relating to certain expenses of the Company;

NOW, THEREFORE, the Company and the Advisor hereby agree as follows:

1.	Advisory Fee Waiver. For the period beginning on the effective date of the Advisory Agreement and ending upon a Qualified IPO (as defined in the Private Placement Memorandum) (the “Waiver Period”), subject to the terms hereof, the Advisor agrees to waive any amount of the Company’s Base Management Fees (as defined in the Advisory Agreement), borne by the Company during the Waiver Period, to the extent such Base Management Fees exceed 0.75% of the aggregate gross assets of the Company excluding cash and cash equivalents (including capital drawn to pay the Company’s expenses) for any such measurement period used for the purposes of calculating the Base Management Fees. For the avoidance of doubt, if the Company does not complete a Qualified IPO, the Waiver Period shall continue until the termination of this Agreement.

2.	Term. This Agreement shall become effective on the effective date of the Advisory Agreement. This Agreement shall terminate automatically upon the earlier of (i) the end of the Waiver Period or (ii) in the event of the termination of the Advisory Agreement unless a new investment advisory agreement with the Advisor (or with an affiliate under common control with the Advisor) becomes effective upon such termination. In the event a new investment advisory agreement between the Company and the Advisor becomes effective, this Agreement shall continue to apply with respect to the arrangements under the new investment advisory agreement. In the event that a new investment advisory agreement between the Company and an affiliate under common control with the Advisor (the "Affiliate") becomes effective, or the Advisory Agreement is assigned by the Advisor to an Affiliate, the Advisor shall procure that the Affiliate is bound by the terms of this Agreement with respect to the arrangements under the new investment advisory agreement or the Advisory Agreement, as applicable.

3.	No Recoupment. The Advisor shall not be entitled to recoup the amount of such waived Base Management Fees from the Company.

4.	Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements between the parties hereto relating to the matters contained herein and may not be modified, waived or terminated orally and may only be amended by an agreement in writing signed by the parties hereto.

5.	Construction and Forum. This Agreement shall be governed by the laws of the State of Delaware, without regard to its conflicts of law principles. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware state court or Federal court of the United States of America sitting in Delaware, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by law, in such Federal court.

6.	Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but the several counterparts shall together constitute but one and the same agreement of the parties hereto. The exchange of copies of this Agreement and of signature pages by facsimile transmission or “portable document format” (commonly referred to as “PDF”) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.	Severability. If any one or more of the covenants, agreements, provisions or texts of this Agreement shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BCSF ADVISORS, LP

By:
Name:
Title:

BAIN CAPITAL SPECIALTY FINANCE, INC.

By:
Name:
Title:

[Signature Page to Advisory Fee Waiver Agreement of Bain Capital Specialty Finance, Inc.]